UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda		HM 19
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on Wednesday, May 18, 2011 in Pembroke, Bermuda. As of March 22, 2011, the record date for the Annual Meeting, there were 51,737,704 shares of common stock issued and outstanding. A quorum of 46,379,543 shares of common stock was present or represented at the Annual Meeting.

Each of the proposals described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2011 was approved. The final results of the proposals are as follows:

1.	Shareholders elected each of the Company’s four nominees for director to serve a term of three years to expire at the 2014 Annual Meeting of Shareholders or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld
David C. Bushnell	42,275,872	1,022,913
James L. Gibbons	42,278,952	1,019,833
Jean D. Hamilton	39,122,777	4,176,008
Anthony M. Santomero	42,276,527	1,022,258

There were 3,080,758 Broker Non-Votes for the directors.

2.	Shareholders approved an advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”), as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,240,743	9,537,197	520,845	3,080,758

3.	Shareholders approved holding an advisory Say-on-Pay Vote every year, as set forth below:

1 Year	2 Years	3 Years	Abstentions
38,706,144	17,453	3,998,575	576,613

Based on the results of this vote, the Company’s Board of Directors has determined that it will hold an advisory Say-on-Pay Vote every year.

4.	Shareholders appointed the firm of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the 2011 fiscal year until the Company’s 2012 Annual Meeting and referred the determination of Ernst & Young Ltd.’s remuneration to the Company’s Board of Directors, as set forth below:

Votes For	Votes Against	Abstentions
45,984,907	8,084	386,552

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: May 20, 2011
	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel, & Corporate Secretary